UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2008
ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

685 Route 202/206, Bridgewater, NJ	08807

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 541-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: CONSENT SOLICITATION STATEMENT
EX-99.3: AMENDMENT TO CONSENT SOLICITATION AGREEMENT

Item 8.01 Other Events.
     On August 11, 2008, Enzon Pharmaceuticals, Inc. (“Enzon”) issued a press release announcing its intention to explore strategic alternatives for its specialty pharmaceuticals business, which alternatives could include, among other things, the sale of the entire specialty pharmaceuticals business or the sale of one or more of Enzon’s marketed products. The press release also stated that while Enzon explores such alternatives, it will continue to move forward with the previously-announced spin-off of its biotechnology business. A copy of the press release is attached hereto as Exhibit. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Enzon also commenced a solicitation of consents for certain amendments to the Indenture with respect to its 4% Convertible Senior Notes due 2013. A copy of the Consent Solicitation Statement relating to the Convertible Notes is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. An amendment to the Consent Solicitation Statement is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 11, 2008, issued by Enzon Pharmaceuticals, Inc.

99.2	Consent Solicitation Statement for the solicitation of consents to proposed amendments to the Indenture with respect to Enzon’s 4% Convertible Senior Notes due 2013, dated August 11, 2008.

99.3	Amendment to Consent Solicitation Statement, dated August 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 12, 2008

ENZON PHARMACEUTICALS, INC.

By:	/s/ Craig A. Tooman

Name:	Craig A. Tooman
Title:	Executive Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 11, 2008, issued by Enzon Pharmaceuticals, Inc.

99.2	Consent Solicitation Statement for the solicitation of consents to proposed amendments to the Indenture with respect to Enzon’s 4% Convertible Senior Notes due 2013, dated August 11, 2008.

99.3	Amendment to Consent Solicitation Statement, dated August 12, 2008.